Exhibit 9.02

VOTING TRUST AGREEMENT

This Voting Trust Agreement (this “VTA”) is made on November 29, 2013, between those shareholders of BankGuam Holding Company subscribing their names to this VTA on the execution page of this VTA (jointly and severally, the “Shareholders”) and Lourdes A. Leon Guerrero, as trustee (the “Trustee”). All of the above parties shall be referred to collectively as the “Parties.”

R E C I T A L S

D. This VTA is made for the purpose of securing continuity and stability in the management and policies of BankGuam Holding Company, a Guam corporation (“BankGuam”), and thereby protecting the investment of the Shareholders.

E. The Trustee is the President and Chairman of the Board of Directors of BankGuam and is also one of the Shareholders.

F. The Shareholders desire to grant to the Trustee certain powers and rights with respect to the shares of the common stock of BankGuam owned by the Shareholders, either directly or beneficially, as of the date of this VTA, a list of which shares along with the certificate numbers are attached hereto as Exhibit A (the “Shares”).

NOW, THEREFORE, the Parties agree as follows:

ARTICLE I. CONDITION

Section 1.01. Condition of Effectiveness. The effectiveness of this VTA is conditioned upon the approval by the Guam Banking Commission and such other governmental approvals as may be required by the laws of the United States or Guam.

ARTICLE II. LEGEND ON SHARE CERTIFICATES

Section 2.01. Legend on Share Certificates. Each of the Shareholders agrees that, promptly upon the execution of this VTA, each of the Shareholders shall deliver to BankGuam the share certificates representing all of the Shares (the “Share Certificates”) for the purpose of imprinting the following legend on the face of each Share Certificate:

“THE VOTING RIGHTS AND CERTAIN OTHER RIGHTS OF THE SHARES REPRESENTED BY THIS SHARE CERTIFICATE, AND ANY SHARES OF BANKGUAM HOLDING COMPANY AND THE SALE, TRANSFER AND HYPOTHECATION OF THE SHARES, ARE RESTRICTED BY PROVISIONS OF THAT CERTAIN VOTING TRUST AGREEMENT (THE “VTA”) BETWEEN CERTAIN SHAREHOLDERS OF BANKGUAM HOLDING COMPANY AND LOURDES A. LEON GUERRERO, AS TRUSTEE, AND BANKGUAM HOLDING COMPANY DATED November 29, 2013. A COPY OF THE VTA MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF BANKGUAM HOLDING COMPANY AND ALL OF THE PROVISIONS OF THE VTA ARE INCORPORATED BY REFERENCE IN THIS SHARE CERTIFICATE.”

Section 2.02. Filing of Copy of VTA. The Trustee shall deliver copies of this VTA to the Secretary of BankGuam. This VTA may be inspected by any Shareholder of BankGuam or any agent of any such Shareholder upon the same terms as the records of BankGuam may be inspected by such persons.

ARTICLE III. RESTRICTIONS ON TRANSFER OF SHARES

Section 3.01. Transfer Restrictions. No Shareholders may transfer or in any way dispose of any of his or her Shares or any right or interest therein without first complying with the provisions of this Article III; provided, however, that a transfer by a Shareholder of his or her Shares to his or her spouse or to his or her direct descendants or to a trust for the benefit of the Shareholder or any of the foregoing or to a corporation wholly owned by the Shareholder or any of the foregoing (a “Permitted Transferee”) shall not be subject to the transfer restrictions of this Article III. Any Permitted Transferee who receives any of the Shares shall automatically become a party to this VTA, and hold all such Shares subject to all of the provisions and restrictions of this VTA, and such Shares may not thereafter be transferred except in the manner and on the terms provided in this VTA.

Section 3.02. Transfer Notice. At least thirty (30) days prior to any proposed transfer, other than a transfer to a Permitted Transferee, by any Shareholder (the “Transferring Shareholder”) of any of his or her Shares, or any right or interest therein, the Transferring Shareholder will provide written notice (the “Transfer Notice”) to the Trustee and the other Shareholders (the “Non-Transferring Shareholders”). The Transfer Notice will set forth the name of the proposed transferee, the number of Shares to be transferred, and price offered per Share, the terms of payment, and any other terms and conditions of the proposed transfer (the “Transferee’s Terms and Conditions”).

Section 3.03. Meeting. Upon receipt of the Transfer Notice, the Trustee will call a meeting of the Non-Transferring Shareholders so that they may exercise the right to purchase the Shares of the Transferring Shareholder. Such meeting will be held within twenty (20) days from the date of service of the Transfer Notice upon the Trustee.

Section 3.04. Right to Purchase Shares. The Non-Transferring Shareholders shall have the right to purchase the Shares from the Transferring Shareholder upon the same terms and conditions as set forth in the Transfer Notice. The Non-Transferring Shareholders electing to purchase the Shares (the “Electing Shareholders”) may purchase such Shares in the proportion that the number of Shares held by each Electing Shareholder bears to the total number of Shares held by all Electing Shareholders, or in such other proportions as the Electing Shareholders may otherwise agree.

Section 3.05. Purchase of One Hundred Per Cent. The right of the Non-Transferring Shareholders to exercise the right to purchase the Shares of the Transferring Shareholder as set forth in this Article III is subject to and dependent upon their purchase of one hundred per cent (100%) of the Shares set forth in the Transfer Notice.

Section 3.06. Exercise of Option. To exercise the right to purchase the Shares of the Transferring Shareholder, the Trustee on behalf of the Electing Shareholders will serve, within thirty (30) days of the date of service of the Transfer Notice upon the Trustee, written notice upon the Transferring Shareholder setting forth the names of each Electing Shareholder and the number of Shares each Electing Shareholder has elected to purchase. Any Shares purchased by the Electing Shareholders pursuant to this Article III shall continue to be held subject to all of the provisions and restrictions of this VTA, and may not thereafter be transferred except in the manner and on the terms provided in this VTA.

Section 3.07. Transfer to Transferee. If, within thirty (30) days from the date of service of the Transfer Notice upon the Trustee, the Non-Transferring Shareholders have not elected to purchase all the Shares of the Transferring Shareholder on the terms and conditions set forth in the Transfer Notice, the Transferring Shareholder may then transfer the Shares free of the provisions and restrictions of this VTA to the proposed transferee, but only at the price and upon the terms and conditions set forth in the Transfer Notice.

Section 3.08. Limitation on Transfer. If the Shares have not been transferred to the proposed transferee within forty (40) days from the date of service of the Transfer Notice upon the Trustee, the Shares may not thereafter be transferred except in the manner and on the terms provided in this VTA.

Section 3.09. Transfers in Violation of Article III. Any transfer in violation of this Article III shall be subject to the provisions of Article IV.

ARTICLE IV. PROHIBITED TRANSFERS.

Section 4.01. Option to Purchase. If any Shareholder transfers or disposes of any of his or her Shares without complying with the provisions of Article III of this VTA (a “Prohibited Transfer”), the Transferee shall then hold all of such Shares subject to all of the provisions and restrictions of this VTA, and such Shares may not thereafter be transferred except in the manner and on the terms provided in this VTA. Additionally, the Non-Transferring Shareholders shall have the option (the “Option”) to purchase the Shares of the Transferee for cash at the purchase price as hereinafter determined (the “Purchase Price”). The term of the Option (the “Option Term”) shall continue from the date of the Prohibited Transfer until three (3) years following receipt by the Trustee and the Non-Transferring Shareholders of written notice of the Prohibited Transfer (the “Prohibited Transfer Notice”). The Prohibited Transfer Notice shall set forth the name of the Transferring Shareholder, the name of the Transferee, the consideration paid for the Shares, if any, and the date of the Prohibited Transfer.

Section 4.02. Shareholder Notice of Meeting. If at any time during the Option Term any Non-Transferring Shareholder desires to exercise the Option, such Non-Transferring Shareholder shall provide written notice to the Trustee and the other Non-Transferring Shareholders stating that such Non-Transferring Shareholder desires to exercise the Option to purchase the Shares of the Transferee (the “Shareholder Notice”). Upon receipt of the Shareholder Notice, the Trustee shall call a meeting of the Non-Transferring Shareholders. The meeting of the Non-Transferring Shareholders will be held within thirty (30) days from the date of service of the Shareholder Notice upon the Trustee. The election to exercise the Option shall be made only upon a vote of a Majority-In-Interest of the Shares. If a Majority-In-Interest of the Shares does not agree to exercise the Option to purchase the Shares, the Option shall continue and any Shareholders may thereafter send a new Shareholder Notice in accordance with this Section 4.02.

Section 4.03. Shares Purchased in Proportion to Ownership. When a Majority-In-Interest of the Shares agree to exercise the Option, the Shares subject to the Option shall be purchased in the proportion that the number of Shares held by each Non-Transferring Shareholder electing to purchase the Shares (the “Electing Shareholders”) bears the total number of Shares held by all Electing Shareholders, or in such other proportion as the Electing Shareholders may otherwise agree.

Section 4.04. Purchase of One Hundred Per Cent (100%). The right of the Non-Transferring Shareholders to exercise the Option is subject to and dependent upon the purchase of one hundred per cent (100%) of the Shares received by the Transferee.

Section 4.05. Exercise of Option. To exercise the Option, the Trustee, on behalf of the Electing Shareholders shall serve written notice upon the Transferee (the “Option Notice”) exercising the Option and setting forth the name of each Electing Shareholder and the number of Shares each Electing Shareholder has elected to purchase.

Section 4.06. Agreement on Purchase Price. The Purchase Price of the Shares subject to the Option shall be the lower of the Fair Market Value of the Shares at the time of the Prohibited Transfer (the “Transfer Fair Market Value”) or the Fair Market Value at the time of the exercise of the Option (the “Option Fair Market Value”). Within sixty (60) days following the Option Notice, the Transferee and the Electing Shareholders shall agree upon the Purchase Price. If the parties are unable to agree on the Purchase Price within said sixty (60) day period, then within thirty (30) days after the expiration of that period, the Transferee and the Electing Shareholders shall each engage at their own cost an appraiser to act on their behalf in determining the Purchase Price for the Shares. If either the Electing Shareholders or the Transferee fail to appoint an appraiser within such thirty (30) day period, then the single appraiser appointed shall be the sole appraiser and shall set the Purchase Price for the Shares subject to the Option. If the two appraisers are appointed and they are unable to agree on the Purchase Price within thirty (30) days after the appointment of the second appraiser, then the two appraisers, within fifteen (15) days after the expiration of such thirty (30) day period, shall select a third appraiser. The Transferee and the Electing Shareholders shall each bear one-half (1/2) of the cost of the third appraiser. Within fifteen (15) days after the selection of the third appraiser a majority of the appraisers shall agree upon the Purchase Price. If a majority of the appraisers is unable to agree upon the Purchase Price within the stipulated period, each appraiser shall within fifteen (15) days thereafter render a separate appraisal. The Purchase Price arrived at by the three appraisers shall be averaged and the resulting average shall be deemed the Purchase Price, except that if the Purchase Price arrived at in any of the appraisals is more than ten per cent (10%) higher or lower than the middle appraiser Purchase Price, such higher or lower appraisal shall be discarded and the remaining two appraised values shall be averaged.

Section 4.07. Purchase of Shares. Within thirty (30) days following the determination of the Purchase Price, the Electing Shareholders shall purchase all of the Shares of the Transferee received in the Prohibited Transaction for cash. The Shares purchased shall continue to be held pursuant to the provisions and restrictions of this VTA, and may not thereafter be transferred except in the manner and on the terms provided in this VTA.

ARTICLE V. VOTING AND ACTION BY TRUSTEE

Section 5.01. Voting of Shares. Except as otherwise specifically provided in Section 5.02 and Section 10.01, the Trustee shall possess and have unrestricted discretion with respect to the Shares to exercise, in person or by her nominee or proxy, the unqualified right to vote, consent to or take any shareholder action of any kind whatsoever concerning BankGuam; provided, however, that in selecting a nominee or proxy under this VTA, the Trustee shall select only a nominee or proxy who is either a Shareholder, a member of the Board of Directors of BankGuam or an officer of BankGuam holding the position of Assistant Vice President or above. The right of the Trustee to vote, consent to or take any shareholder action with respect to the Shares shall include, without limitation, the right (subject to the provisions of Section 10.01) to vote for or against the election of any director (including the right to vote for herself and/or any member of her family as a director); to vote for or against the removal of any director; to vote for or against any resolution; to vote for or against any proposed dissolution or liquidation, merger or consolidation of BankGuam; to vote for or against a sale of all or substantially all of BankGuam’s assets; to vote for or against the issuance or creation of additional securities; to vote for or against the creation of additional securities; to vote for or against the creation of additional subsidiaries for BankGuam; to consent or not consent to any matter which may require the consent of the Shareholders of BankGuam; or to vote for or against any matter which may be presented at any meeting of the shareholders of BankGuam (whether or not notice of such matter to be voted on has been given to the Shareholders), including the right to vote for any matter which may be of benefit to the Trustee or members of the Trustee’s family or to vote against any matter which may be of detriment to the Trustee or members of the Trustee’s family. The right to vote for or against any matter shall include the right to abstain or otherwise withhold a vote on that matter.

Section 5.02. Notice of Shareholder Action. To the extent feasible, the Trustee shall provide each of the Shareholders with at least ten (10) days written notice of any action which the Trustee proposes to take prior to exercising the right to vote, consent to or take any shareholder action as authorized under this VTA. The Trustee may exercise the right to vote, consent to or take the proposed shareholder action set forth in the notice to the Shareholders unless the Trustee is advised within ten (10) days following the date of service of the notice upon the Shareholders in writing by Shareholders holding a Majority-In-Interest of the Shares that the Trustee is not authorized to take the proposed action.

Section 5.03. Trustee’s Relationship with BankGuam. The Trustee, her agents or affiliates, may contract, or have any financial dealings, with BankGuam, or any of their affiliated corporations, as fully and freely as though the Trustee were not a Trustee under this VTA. The Trustee, her employees or agents, may act as directors or officers of BankGuam or of any affiliated corporations.

Section 5.04. Compensation of Trustee. The Trustee shall serve without compensation.

Section 5.05. Expenses. The Trustee is expressly authorized to incur and pay such reasonable expenses and charges, and to employ and pay such agents, attorneys, and consultants as the Trustee may deem necessary and proper for administering this VTA. The Shareholders and each of them agree to reimburse the Trustee for such expenses and charges in proportion to that Shareholder’s proportionate interest in the Shares at the time such expenses or charge is incurred. The Shareholders authorize BankGuam upon written application by the Trustee to deduct any such expenses and charges not paid by the Shareholders from dividends or other distributions to be made to such Shareholders and to pay such sums to the Trustee. The Trustee shall be entitled to a lien for such expenses and charges upon the Shares, funds, or other property of the Shareholders in the possession of BankGuam.

Section 5.06. Trustee’s Liability. The Trustee shall not be liable in acting on any notice, request, consent, certificate, instruction or other paper or document or signature believed to be genuine and to have been signed by the proper party or parties. The Trustee shall not be liable for any error of judgment of mistake of fact or law, or for any action or omissions undertaken in good faith concerning his powers and duties under this VTA. The Trustee may consult with legal counsel, and any action taken under this VTA in good faith by the Trustee in accordance with the opinion of legal counsel shall be binding and conclusive on the Parties.

Section 5.07. Limitations on Lawsuits Against Officers and Directors. The Parties agree that one of the objectives of this VTA is to preclude the cost and expense of disruptive intracorporate litigation. To that end, the Parties agree that if any Shareholder seeks to institute, or in any way to assist or abet, any litigation purporting to be on behalf of BankGuam, or any of its affiliated corporations, in such Shareholder’s capacity as a share owner, against any officer or director of BankGuam, or any of its affiliated corporations, such Shareholder (the “Litigating Shareholder”) shall be deemed to have given a Transfer of Notice under Section 3.02 above, as of the date such suit is filed and served (the “trigger date”), proposing to transfer all of the Litigating Shareholder’s Shares to BankGuam at a price computed as the net book value per share of such shares as of the last day of the fiscal year immediately preceding the trigger date, provided, however, that Section 4.04 shall not apply to the procedure, and the Non-Transferring Shareholders need not purchase one hundred percent (100%) of the Shares of the Litigating Shareholder.

ARTICLE VI. DIVIDENDS AND NEW SHARES

Section 6.01. Cash Dividends. The Shareholders (other than a Litigating Shareholder) shall be entitled to receive all cash dividends except as provided in Section 5.05.

Section 6.02. Additional Shares. If any Shareholder receives any additional shares of BankGuam during the term of this VTA (the “Additional Shares”), as a dividend, or distribution, or through the exercise of subscription rights or through purchase, gift, inheritance or otherwise, such Additional Shares shall become subject to all of the provisions and restrictions of this VTA, and may not thereafter be transferred except in the manner and on the terms provided in this VTA. The Trustee shall amend Exhibit A of this VTA to reflect the Shareholder’s receipt of such Additional Shares.

ARTICLE VII. TRUSTEE

Section 7.01. Term of Trustee. Unless the Trustee resigns, becomes incapacitated, or dies, the Trustee shall serve for the entire term of this VTA. The Trustee’s successor shall be appointed as provided in Section 7.03 of this VTA.

Section 7.02. Resignation of Trustee. The Trustee may at any time resign by giving written notice of her resignation to the Shareholders.

Section 7.03. Successor Trustee. The Executing Trustee as defined in Section 11.03 shall have the right to name in writing a successor Trustee (the “Successor Trustee”) to succeed her as trustee under this VTA. The Trustee shall deliver written notice of the name of the Successor Trustee to the Shareholders and BankGuam. The Trustee shall have the right to change the name of the Successor Trustee upon written notice to the Shareholders and BankGuam at any time before the Trustee resigns, becomes incapacitated, or dies. If the Trustee does not name a Successor Trustee, or if the Successor Trustee is unable to act or does not agree to act as Trustee under this VTA, then the Successor Trustee shall be elected by an affirmative vote of a Majority-in-Interest of the Shares. If the Executing Trustee names her Successor Trustee, that Successor Trustee shall have the same right as the Executing Trustee to name in writing his or her Successor Trustee. Thereafter the Successor Trustee shall be elected by an affirmative vote of a Majority-In-Interest of the Shares. Any Successor Trustee shall execute a copy of this VTA agreeing to act as Trustee in accordance with the terms of this VTA.

Notwithstanding anything to the contrary herein, no Successor Trustee shall succeed the Executing Trustee or a prior Successor Trustee under this VTA unless such a successor Trustee has complied into the requirements of the Change in Bank Control Act of 1978, as then in effect, including submission to the Federal Reserve of a Notice of Acquisition of Control, if any such requirement is necessary.

ARTICLE VIII. BOOKS AND RECORDS

Section 8.01. Record of Shares. The Trustee shall request BankGuam to maintain a record of all Share Certificates of BankGuam which are subject to this VTA, indicating the name in which the Shares are held, the date of issuance of the Shares, the class and series of the Shares, the number of the Shares, and the number of the certificate or certificates representing those Shares.

Section 8.02. Inspection of Records. The books and records of this Trust shall be open to inspection by any of the Parties at any reasonable time. The inspection may be made at the office of BankGuam and shall include the right to make copies of the books and records; provided, however, that any such activity must be conducted with reasonable notice first given to BankGuam and the Trustee.

ARTICLE IX. TERM OF TRUST

Section 9.01. Irrevocability of Trust. Except as otherwise provided in this VTA, the Trust created by this VTA is hereby expressly declared to be irrevocable.

Section 9.02. Termination. This VTA shall terminate on December 31, 2040, or upon any later date to which the term of this VTA is extended by the Shareholders and the Trustee in writing.

Notwithstanding the preceding paragraph, this VTA shall terminate no later than twenty-one (21) years, plus any period of gestation involved, after the death of the last of the Executing Shareholders natural children living on the date of this VTA. It is the intent and purpose of this clause that this VTA shall terminate within the period of the rule against perpetuities and that no interest created herein shall be construed in such a manner that it will be invalid under that rule.

Section 9.03. Termination by Majority. The Shareholders agree that this VTA may be terminated by the vote of a Majority-In-Interest of the Shares owned by the Shareholders at a meeting called by any Shareholder upon thirty (30) days written notice.

ARTICLE X. REPRESENTATION ON THE BOARD

Section 10.01. Representation. The Trustee is a director of the Bank of Guam, a wholly owned subsidiary of the BankGuam (“Bank”) and BankGuam. Each of the Shareholders executing this VTA (the “Executing Shareholders”) is a director of the Bank and BankGuam, except Eugenia A. Leon Guerrero, who was a former director of the Bank and whose grandson (Joaquin P.L.G. Cook) is filling the Jesus S. Leon Guerrero family directorship, Pedro P. Ada, who was a former director of the Bank and whose daughter (Patricia P. Ada) is filling the Ada family directorship, Vincent Leon Guerrero, whose brother (Martin Leon Guerrero) is filling the Francisco Leon Guerrero family directorship, Agnes Leon Guerrero Winters, whose brother (Martin Leon Guerrero) is filling the Francisco Leon Guerrero family directorship, John S. San Agustin, whose father (Joe T. San Agustin) is filling the Joe T. San Agustin family directorship, Felino B. Amistad, Trustee of the Felino B. Amistad & Fulgencia R. Amistad Trust, James S. K. Wu and Michael S. Wu. The Trustee agrees that so long as the Shares which are the subject of this VTA continue to be held of record by one of the Executing Shareholders, or by a Permitted Transferee of such Executing Shareholder, the Trustee shall nominate and vote the Shares to the extent such Shares are not required to elect herself to the Board of Directors of BankGuam, (a) to the Board of Directors of BankGuam each Executing Shareholder who is presently a director and each Executing Shareholder who presently has a person filling his or her directorship, or (b) if such Executing Shareholder is unwilling or unable to act as a director, to elect a Permitted Transferee of that Executing Shareholder, as determined by the person or entity holding legal title to the Shares, to fill his or her vacancy on the Board of Directors of BankGuam. If there is one or more vacancies on the Board of Directors and this VTA does not require the Trustee to fill that vacancy by voting the Shares for an Executing Shareholder or a Permitted Transferee of an Executing Shareholder, then the Trustee shall nominate and vote the Shares to the extent the Shares are not previously committed, to elect Felino B. Amistad, Trustee of the Felino B. Amistad & Fulgencia R. Amistad Trust, or one of their Permitted Transferees to fill such vacancy. If there is no Permitted Transferee over the age of twenty-one (21) years or if the person or entity holding legal title to the Shares does not determine which Permitted Transferee is to fill such vacancy, then the Trustee shall nominate and vote such Shares in her sole discretion. Notwithstanding anything to the contrary herein, the Trustee shall not vote the Shares for any person who is disapproved by a Majority-in-Interest of the Shares in accordance with Section 5.02 of this VTA.

ARTICLE XI. MISCELLANEOUS

Section 11.01. Place of Performance. This VTA is made, executed, and entered into at Hagatña, Guam, and it is mutually agreed that its performance shall be made at Hagatña, Guam.

Section 11.02. Governing Law. This VTA is intended by the Parties to be governed and construed in accordance with the laws of the Territory of Guam as in effect on the date of execution of this VTA.

Section 11.03. Partial Invalidity. If any term, covenant or condition of this VTA, or the application thereof to any person or circumstance shall be invalid or unenforceable, the remainder of this VTA, or the application of such term, covenant or condition to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby, and shall be valid and enforceable to the fullest extent permitted by law.

Section 11.04. Construction by Trustee. The Trustee is authorized and empowered to construe this VTA and his reasonable construction made in good faith shall be conclusive and binding upon all Parties.

Section 11.05. Definitions. Except as specifically provided herein, the use of the terms “Trustee” shall include a Successor Trustee; the use of the term “Executing Trustee” shall mean . . . that Trustee executing this VTA, namely Lourdes A. Leon Guerrero, and shall not include a Successor Trustee; the use of the term “Shareholders” shall include Permitted Transferees; and the use of the term “Executing Shareholders” shall mean only those Shareholders executing this VTA and shall not include Permitted Transferees. The term “Majority-in- Interest of the Shares” as used in this VTA shall mean a majority of the number of Shares owned by the Shareholders.

Section 11.06. Merger or Consolidation. In the event that BankGuam shall merge into or consolidate with another corporation or corporations, or in the event that all or substantially all of the assets of BankGuam are transferred to another corporation the shares of which are issued to shareholders of BankGuam in connection with such transfer, then the term “BankGuam” shall be construed to include such successor corporation and the Trustee shall receive and hold under this VTA the same rights in the Shares of the successor corporation owned by the Shareholders as he holds in the Shares of BankGuam owned by the Shareholders under this VTA before such merger, consolidation, or transfer.

Section 11.07. Notice to Trustee. Any notice to be given to the Trustee under this VTA shall be sufficiently given if mailed postage prepaid to the Trustee at Post Office Box BW, Hagatña, Guam 96910, or at such other address as the Trustee may from time to time designate by written notice given to the Shareholders.

Section 11.08. Notice of Shareholders. Any notice to be given to the Shareholders shall be sufficiently given if mailed, postage prepaid, to the Shareholders at the addresses of such Shareholders appearing on the books and records of the Bank. Any notice delivered under this VTA shall be deemed to have been delivered at the time deposited in the mail.

Section 11.09. Execution of Counterparts. This VTA shall be prepared in multiple copies and forwarded to each of the Parties for execution. All of the signatures may be affixed to one copy or to separate copies and when all such copies are received, and signed by all the Parties, they shall constitute one agreement. The Trustee shall request BankGuam to keep all of such signed copies, to conform one copy to show all of the signatures and the dates thereof, to mail a copy of such conformed copy to each of the Parties and to cause such conformed copies to be filed in the office of the Secretary of the BankGuam.

Section 11.10. Amendment of this VTA. If at any time the Trustee deems it advisable to amend this VTA, she shall submit such amendment to the Shareholders for their approval at a special meeting or such

Shareholders which shall be called for that purpose. If, at such meeting, or any adjournment thereof, the proposed amendment shall be approved by the affirmative vote of a Majority-In-Interest of the Shares owned by the Shareholders, the proposed amendment so approved shall become a part of this VTA as if originally incorporated herein; provided, however, that no such amendment shall adversely and materially affect the rights as a group of those Shareholders not approving the amendment; and further provided that the term of this VTA may only be extended by an amendment unanimously approved by the Shareholders and the Trustee.

Section 11.11. Advice of Counsel. Each of the Parties agrees and represents that he or she has been represented by his or her own counsel with regard to the execution of this VTA or that, if acting without counsel, he or she has had adequate opportunity and has been encouraged to take the advice of his or her own counsel before the execution of this VTA.

IN WITNESS WHEREOF, the Parties have executed this Voting Trust Agreement on the dates indicated below.

Consent to this Agreement BANKGUAM HOLDING COMPANY		TRUSTEE

By:	/s/ FRANCISCO M. ATALIG	/s/ LOURDES A. LEON GUERRERO
	FRANCISCO M. ATALIG	LOURDES A. LEON GUERRERO

Dated: December 3, 2013		Dated: December 3, 2013

/s/ LOURDES A. LEON GUERRERO		Dated: December 3, 2013
LOURDES A. LEON GUERRERO

LOURDES A. LEON GUERRERO AND JEFFREY COOK, JOINT TENANTS

/s/ LOURDES A. LEON GUERRERO		Dated: December 3, 2013
LOURDES A. LEON GUERRERO

/s/ JEFFREY COOK		Dated: December 3, 2013
JEFFREY COOK

LOURDES A. LEON GUERRERO CUSTODIAN FOR ANA-LOURDES SHIMIZU COOK

By:	/s/ LOURDES A. LEON GUERRERO	Dated: December 3, 2013
LOURDES A. LEON GUERRERO,
CUSTODIAN

LOURDES A. LEON GUERRERO CUSTODIAN FOR NAIMA S. COOK

By:	/s/ LOURDES A. LEON GUERRERO	Dated: December 3, 2013
LOURDES A. LEON GUERRERO,
CUSTODIAN

LOURDES A. LEON GUERRERO CUSTODIAN FOR DEXTER JEFFREY HUYNH

By:	/s/ LOURDES A. LEON GUERRERO	Dated: December 3, 2013
LOURDES A. LEON GUERRERO,
CUSTODIAN

THE JESUS S. LEON GUERRERO FAMILY TRUST

By:	/s/ EUGENIA A. LEON GUERRERO	Dated: December 3, 2013
EUGENIA A. LEON GUERRERO,
TRUSTEE

/s/ EUGENIA A. LEON GUERRERO		Dated: December 3, 2013
EUGENIA A. LEON GUERRERO,

/s/ WILLIAM D. LEON GUERRERO		Dated: December 5, 2013
WILLIAM D. LEON GUERRERO

/s/ ZITA T. LEON GUERRERO		Dated: December 5, 2013
ZITA T. LEON GUERRERO

WILLIAM D. LEON GUERRERO AND ZITA T. LEON GUERRERO

/s/ WILLIAM D. LEON GUERRERO		Dated: December 5, 2013
WILLIAM D. LEON GUERRERO

/s/ ZITA T. LEON GUERRERO		Dated: December 5, 2013
ZITA T. LEON GUERRERO

LUIS G. CAMACHO & CYNTHIA L. CAMACHO, TRUSTEE FOR THE LUIS AND CYNTHIA CAMACHO LIVING TRUST DATED 3/20/09

By:	/s/ DR. LUIS G. CAMACHO	Dated: December 9, 2013
DR. LUIS G. CAMACHO, TRUSTEE

By:	/s/ CYNTHIA L. CAMACHO	Dated: December 9, 2013
CYNTHIA L. CAMACHO

/s/ RALPH G. SABLAN		Dated: December 6, 2013
RALPH G. SABLAN MD

RALPH G. SABLAN MD, P.C.

By:	/s/ RALPH G. SABLAN	Dated: December 6, 2013
RALPH G. SABLAN MD

RALPH G. SABLAN & MARYANNE G. SABLAN, JOINT TENANTS

	/s/ RALPH G. SABLAN	Dated: December 6, 2013
RALPH G. SABLAN MD

	/s/ MARY ANNE G. SABLAN	Dated: December 6, 2013
MARY ANNE G. SABLAN

MARTIN D. LEON GUERRERO & BARBARA B. B. LEON GUERRERO, JOINT TENANTS

	/s/ MARTIN D. LEON GUERRERO	Dated: December 6, 2013
MARTIN D. LEON GUERRERO

	/s/ BARBARA B.B. LEON GUERRERO	Dated: December 6, 2013
BARBARA B.B. LEON GUERRERO

FELINO R. AMISTAD, JR., TRUSTEE FOR THE FELINO R. AMISTAD AND FULGENCIA R AMISTAD TRUST DATED 05/05/97

By:	/s/ FELINO B. AMISTAD	Dated: November 29, 2013
FELINO B. AMISTAD, TRUSTEE

ADA’S TRUST AND INVESTMENT, INC.

By:	/s/ PEDRO P. ADA JR.	Dated: December 10, 2013
PEDRO P. ADA JR.

PEDRO P. ADA JR & FE P. ADA, JOINT TENANTS

	/s/ PEDRO P. ADA JR.	Dated: December 10, 2013
PEDRO P. ADA JR.

	/s/ FE P. ADA	Dated: December 10, 2013
FE P. ADA

	/s/ VINCENT A. LEON GUERRERO	Dated: December 27, 2013
VINCENT A. LEON GUERRERO

VINCENT A. LEON GUERRERO AND MACHELLE A.C. LEON GUERRERO JOINT TENANTS

	/s/ VINCENT A. LEON GUERRERO	Dated: December 27, 2013
VINCENT A. LEON GUERRERO

	/s/ MACHELLE A.C. LEON GUERRERO	Dated: December 27, 2013
MACHELLE A.C. LEON GUERRERO

	/s/ AGNES LEON GUERRERO WINTERS	Dated: December 5, 2013
AGNES LEON GUERRERO WINTERS

	/s/ JOE T. SAN AGUSTIN	Dated: December 6, 2013
JOE T. SAN AGUSTIN

JOE T. SAN AGUSTIN & CARMEN S. SAN AGUSTIN, JOINT TENANTS

	/s/ JOE T. SAN AGUSTIN	Dated: December 6, 2013
JOE T. SAN AGUSTIN

	/s/ CARMEN S. SAN AGUSTIN	Dated: December 6, 2013
CARMEN S. SAN AGUSTIN

JOE T. SAN AGUSTIN – IRA

By:	/s/ JOE T. SAN AGUSTIN	Dated: December 6, 2013
JOE T. SAN AGUSTIN

	/s/ JOHN S. SAN AGUSTIN	Dated: December 2, 2013
JOHN S. SAN AGUSTIN

	/s/ MICHAEL S. WU	Dated: November 30, 2013
MICHAEL S. WU

	/s/ JAMES S.K. WU	Dated: November 29, 2013
JAMES S.K. WU